                                                                 Exhibit 12.1(c)

WEYERHAEUSER COMPANY AND SUBSIDIARIES
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(Dollar Amounts in Thousands)


                                                                              2001
                                                                            ---------

Available pro forma earnings:
     Pro forma earnings before pro forma interest expense,
     amortization of debt expense and income taxes ....................... $1,340,314
     Add interest portion of pro forma rental expense ....................     55,848
                                                                            ---------

     Available pro forma earnings                                          $1,396,162
                                                                           ==========

Pro forma fixed charges:
     Pro forma interest expense incurred:
     Weyerhaeuser Company and subsidiaries
      excluding Weyerhaeuser Real Estate Company,
      Weyerhaeuser Financial Services, Inc. and
      Gryphon Investments of Nevada, Inc.
      and their subsidiaries ............................................. $ 842,000
     Weyerhaeuser Real Estate Company and
      consolidated subsidiaries ..........................................    62,694
     Weyerhaeuser Financial Services, Inc.
      and consolidated subsidiaries ......................................     6,193
     Gryphon Investments of Nevada, Inc. .................................         0
                                                                           ---------

          Subtotal .......................................................   910,887
      Less intercompany interest .........................................       924
                                                                           ---------

      Total pro forma interest expense incurred ..........................   909,963
                                                                           ---------
      Pro forma amortization of debt expense .............................    59,000
                                                                           ---------

     Pro forma rental expense:
     Weyerhaeuser Company and consolidated
      subsidiaries .......................................................   158,661
     Weyerhaeuser Real Estate Company and
      consolidated subsidiaries ..........................................     8,883
     Weyerhaueser Financial Services, Inc.
      and consolidated subsidiaries ......................................         0
     Gryphon Investments of Nevada, Inc. .................................         0
                                                                           ---------
                                                                             167,544
                                                                           ---------

     Interest portion of pro forma rental expense ........................    55,848
                                                                           ---------

      Pro forma fixed charges ............................................$1,024,811
                                                                          ==========
Pro forma ratio of earnings to fixed charges .............................      1.36x
                                                                          ==========



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